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                              [LETTERHEAD OF KPMG]

25 March 1999

Arthur Andersen LLP
1345 Avenue of the Americas
New York, NY 10105
USA

Re: Consent of Independent Public Accountants

As independent public accountants of Orlite Industries (1959) Ltd., we hereby consent to the incorporation of our report, on the financial statements of the company for the year ended 31 December 1996 dated 24 February 1997, included in this Form 10K, into the Ampal American-Israel Corporation's previously filed Registration Statement File No. 33-51023, and No. 55137.

/s/ Braude Bavly

Braude Bavly
Certified Public Accountants